Exhibit 10.5

Description of Arrangement regarding
Unit-based Long-Term Incentive Compensation

To help achieve the Corporation’s retention objectives, in August 2003, the People Resources Committee determined that post-2002 special items attributable to run-off reinsurance operations will not affect unit-based long-term incentive compensation payments starting in 2004.